Exhibit 10.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made, effective as of December 23, 2013, by and between Gibraltar Industries, Inc., a Delaware corporation, with offices at 3556 Lake Shore Road, Buffalo, New York 14219 (the “Company”), and Brian J. Lipke, an individual residing at                 , Derby, New York 14047 (the “Executive”).

RECITALS:

The Executive has been employed as the Chairman of the Board and Chief Executive Officer of the Company pursuant to the terms of an employment agreement made by and between the Executive and the Company and dated August 21, 2007 (such employment agreement being hereinafter the “Current Employment Agreement”). The Current Employment Agreement amended and restated the Executive’s original employment agreement with the Company dated November 1, 1993 and amended and restated employment agreement dated July 9, 1998.

The Company and the Executive desire to amend and restate the Current Employment Agreement to make certain technical changes including a clarification of the Executive’s right to receive pro rata portion of his annual bonus in the year of retirement. Executive has made and is expected to continue to make a major contribution to the profitability, growth and financial strength of the Company. In addition, the Company considers the continued services of the Executive to be in the best interests of the Company and its stockholders.

CONSIDERATION:

NOW, THEREFORE, in consideration of the conditions and covenants set forth in this Agreement, the parties hereto agree as follows:

ARTICLE 1.

Employment and Duties

1.01 Employment. The Company hereby agrees to, and does hereby employ the Executive, and the Executive hereby agrees to and does hereby accept employment, as the Chief Executive Officer of the Company and the Chairman of the Company’s Board of Directors. It is contemplated that the Executive will continue to serve as the Chief Executive Officer of the Company and the Chairman of the Company’s Board of Directors subject to the provisions of this Agreement and the right of the Company’s Board of Directors to elect new officers and to appoint a new Chairman. The Executive agrees that in the event his employment with the Company is terminated for any reason whatsoever, effective as of the date of such termination the Executive will be deemed and construed, without any further action on the part of the Executive (including, but not limited to, the execution and delivery of a written resignation letter), to have resigned: (a) from his position as Chairman of the Board of Directors; (b) from his position as Chief Executive Officer; (c) from all other positions he may hold as an officer or director or member of the management of any corporation or other entity that is directly or indirectly owned by the Company; and (d) from any and all other positions he may hold with the Company or any of the Company’s direct or indirect subsidiaries, whether as an officer or employee or as a member of any committee, board or other executive or administrative body.

1.02 Duties. During the period of his employment under this Agreement the Executive shall perform such executive duties and responsibilities as may be assigned to him, from time to time, by the Board of Directors of the Company and shall be subject, at all times, to the control of the Company’s Board of Directors. The Executive may become a director or trustee of any corporation or entity that does not constitute a Competitive Operation as described in Section 4.03 hereof; provided that, the Executive will not be permitted to serve as a member of the board of directors of more than three (3) companies whose shares are traded on a nationally recognized stock exchange without first obtaining the approval of the Company’s Board of Directors. The Company shall not require the Executive to perform services hereunder outside the Buffalo, New York metropolitan area with such frequency or duration as would require the Executive to move his residence from the Buffalo, New York area.

ARTICLE 2.

Compensation and Fringe Benefits

2.01 Base Salary. The annual base salary of the Executive (hereinafter the “Base Salary”) shall, for the 2013 calendar year, be equal to $680,000. The Base Salary of the Executive for any Renewal Term (as hereinafter defined) shall be such amount as may be determined by the Compensation Committee of the Company’s Board of Directors and shall be paid to the Executive in substantially equal installments, less applicable withholding taxes at the same time that the Company issues payroll checks to the employees of the Company’s corporate offices located at 3556 Lake Shore Road, Buffalo, New York. If, at any time after the date hereof the Base Salary of the Executive is increased, the term “Base Salary” as used in this Agreement shall mean the Base Salary of the Executive as so increased.

2.02 Incentive Compensation. Subject to the following provisions of this Section 2.02, the Executive shall be entitled to participate in the Company’s Management Incentive Compensation Plan (the “MICP”) and the Company’s Long Term Incentive Plan (the “LTIP”). Payment of the amount, if any, of any bonus the Executive may become entitled to receive pursuant to the terms of the MICP shall be made to the Executive in accordance with the terms of the MICP. The Executive shall also be entitled to additional bonuses which the Compensation Committee of the Board of Directors of the Company, in its sole discretion, may determine and approve.

2.03 Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses which the Executive may, from time to time, incur on behalf of the Company in the performance of his responsibilities and duties under this Agreement, provided that the Executive accounts to the Company for such expenses in the manner prescribed by the Company.

2.04 401(k) Restoration Plan.

(a) The Company currently maintains a non-qualified plan of deferred compensation for certain of its executives which is known as the “Gibraltar 401(k) Restoration Plan”, as amended. During the period of the Executive’s employment with the Company pursuant to this Agreement, the Executive shall be entitled to participate in the Gibraltar 401(k) Restoration Plan as the same may be amended from time to time following the date of this Agreement.

2.05 Tax Qualified Plans. The Executive shall be entitled to participate in all tax qualified pension, profit sharing, 401(k) or other tax qualified plans maintained, from time to time, by the Company for the employees of the Company who are employed at the Company’s Buffalo, New York corporate offices.

2.06 Group Welfare Benefits. During the period of the Executive’s employment under the terms of this Agreement, the Executive shall be eligible to participate in the group health and welfare benefits plans and programs which are maintained by the Company for exempt salaried employees employed at the Company’s Buffalo, New York corporate offices. Notwithstanding the foregoing, the Company shall have no obligation to maintain or provide such group welfare benefits to the Executive unless the Executive pays to the Company, on a monthly basis, the employee portion of any costs associated with the maintenance and provision of such benefits by the Company to exempt salaried employees employed by the Company at its Buffalo, New York corporate offices. In addition, during the period of the Executive’s employment under the terms of this Agreement, the Executive shall be eligible to participate in the group health and welfare plans and programs maintained by the Company for its executive officers.

2.07 Vacation and Other Benefits. During each full year of the Executive’s employment hereunder, the Executive shall be entitled to paid vacations for such reasonable periods of time as may be prescribed in the Company’s vacation policy in effect for salaried employees employed at the Company’s Buffalo, New York corporate offices. For purposes of determining the amount of paid vacation which the Executive is entitled to receive, all of the Executive’s years of service with the Company or any of its affiliates shall be included. In addition, the Executive shall be entitled to receive all other employment benefits and to participate in such other employee benefit plans as may, from time to time, be provided or maintained by the Company for salaried employees employed at the Company’s Buffalo, New York corporate offices; provided that, notwithstanding the foregoing, effective for the 2013 calendar year and each year of the Executive’s employment thereafter, the Executive shall have no right to participate in or receive any allocation of restricted stock units as provided for by the Company’s Management Stock Purchase Plan, a feature of the Company’s 2005 Equity Incentive Plan.

ARTICLE 3.

Term and Termination

3.01 Term.

(a) The period of employment of the Executive under this Agreement shall begin on the date hereof and shall end on December 31, 2014 (unless terminated sooner as provided for in Section 3.01(b) hereof). If the Company does not deliver a written notice to the Executive on or prior to September 1, 2014, which written notice states that the Company is electing not to renew the period of the Executive’s employment hereunder, the period of the Executive’s employment hereunder shall automatically be extended for an additional period of twelve (12) consecutive months beginning January 1, 2015, and ending December 31, 2015, (such twelve (12) consecutive month period and any subsequent twelve (12) consecutive month period hereinafter described in this Section 3.01(a) being hereinafter referred to as a “Renewal Term”). If the period of the Executive’s employment pursuant to this Agreement is renewed on January 1, 2015 (as provided for in the preceding sentence) or any subsequent January 1 (pursuant to the following provisions of the following sentence), unless terminated sooner as provided for in Section 3.01(b) hereof, the period of the Executive’s employment pursuant to this Agreement shall end on the last day of the then applicable Renewal Term provided that, on or before September 1, of the then applicable Renewal Term, the Company delivers a written notice to the Executive which states that the Company is electing not to renew the period of the Executive’s employment hereunder. In the event that the Company does not deliver such a written notice to the Executive on or before September 1, 2008 or September 1 of any subsequent Renewal Term, a new Renewal Term of twelve (12) consecutive months shall automatically begin on the next following January 1 (the day immediately following the end of the then applicable Renewal Term) and end on the next following December 31.

(b) Notwithstanding anything to the contrary contained in Section 3.01(a) above, the period of the Executive’s employment pursuant to this Agreement shall be terminated upon the death of the Executive and may be terminated as provided for in Sections 3.02, 3.03, 3.04, 3.05 and 3.06 hereof.

3.02 Termination For Cause. Notwithstanding the provisions of Section 3.01 hereof, the Company may terminate the Executive’s employment hereunder at any time for Cause (as defined below), by delivering to the Executive a written notice of termination setting forth the date on which such termination is to be effective and specifying in reasonable detail the facts and circumstances claimed to provide a basis for the termination.

For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment hereunder if the Compensation Committee determines (and provides the Executive a written statement of its determination) that the Executive has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business; provided that, the Executive shall not, under any circumstances, be deemed to have engaged in egregious acts or omissions if: (a) the acts or omissions have been committed or omitted by the Executive in connection with the implementation of policies or procedures or strategic initiatives which have been disclosed to the Board of Directors of the Company; and (b) the Board of Directors of the Company has not directed the Executive not to implement any such policies, procedures or strategic initiatives.

3.03 Termination Without Cause. Notwithstanding anything to the contrary contained in Section 3.01(a) hereof, the Company may, at any time on or after the date hereof, terminate the Executive’s employment, without Cause (as “Cause” is defined in Section 3.02 above), by delivering a written notice of termination to the Executive. Upon delivery by the Company to the Executive of a written notice of termination as provided for herein, the Executive’s employment hereunder shall be terminated effective as of the end of the ninety (90) day period beginning on the day following the date the Company delivers the written notice of termination to the Executive. For purposes of Section 6.02 hereof, if, as provided for by Section 3.01(a) hereof, on or before September 1, 2014 or September 1 of any applicable Renewal Term, the Company delivers a written notice to the Executive which states that the Company is electing not to renew the period of the Executive’s employment hereunder, the termination of the Executive’s employment with the Company which will occur on the expiration of the Term or any Renewal Term immediately following the Company’s delivery of such written notice to the Executive shall not be deemed and construed to be a termination of the Executive’s employment by the Company without “Cause” and, instead, shall be deemed and construed to be a retirement by the Executive from his employment.

3.04 Termination by the Executive.

(a) Notwithstanding anything to the contrary contained in Section 3.01(a) hereof, the Executive may terminate his employment hereunder at any time by delivering a written notice of termination to the Company. Upon delivery by the Executive to the Company of a written notice of termination as provided for herein, the Executive’s employment hereunder shall be terminated effective as of the end of the ninety (90) day period beginning on the day following the date on which the Executive delivers the written notice of termination to the Company.

(b) For purposes of this Agreement, the Executive’s termination of his employment pursuant to this Section 3.04 shall be deemed to be a “Good Reason Termination” if the reason that the Executive has terminated his employment (which reason shall be specifically set forth in the written notice of termination which is delivered by the Executive to the Company) is that: (i) the Executive has been assigned duties or responsibilities that are substantially inconsistent with the position, duties, responsibilities and status of the Company’s Chief Executive Officer; or (ii) the Executive’s Base Salary has been reduced; or (iii) the Executive is required to move his residence from the Buffalo, New York metropolitan area as a result of a relocation of the Company’s Buffalo, New York corporate offices or a change in the duties of the Executive; or (iv) the Company breaches any of its material obligations under this Agreement; or (v) the Company breaches any of its obligations under this Agreement which is not material, and such breach is not cured by the Company within thirty (30) days following the Company’s receipt of written notice of such breach from the Executive.

3.05 Disability. If, during the period of the Executive’s employment hereunder, it is determined by either the Company or the Executive that the Executive suffers from a Total and Permanent Disability, the party that makes the determination that the Executive suffers from a Total and Permanent Disability shall provide written notice to the other party of such determination and, effective as of the last day of the calendar month in which such written notice is delivered, the Executive’s employment with the Company hereunder shall be deemed to be terminated. For purposes of this Agreement, the Executive shall be deemed to suffer from a Total and Permanent Disability if the Executive’s personal physician certifies in writing that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

3.06 Retirement. The Executive may retire from his employment effective at any time on or after the date he attains age sixty (60) by delivering to the Company a written notice of his intent to terminate his employment with the Company and retire, which written notice shall set forth the date on which such retirement (and its related termination of employment) is to be effective. Upon delivery by the Executive to the Company of the written notice of his intent to terminate his employment hereunder and retire (as provided for above) the Executive shall be deemed to have retired from his employment with the Company effective as of the date the Executive’s retirement is to be effective as specified in the written notice which the Executive delivers to the Company containing the notice of his intent to terminate and retire; provided however, that notwithstanding the foregoing, if the date on which the Executive’s retirement is to be effective as set forth in the written notice which the Executive delivers to the Company is less than thirty (30) days following the date on which the Executive delivers the written notice of his intention to retire to the Company, the Executive’s retirement from his employment with the Company shall, notwithstanding anything to the contrary contained in the written notice which the Executive delivers to the Company containing notice of his intention to retire, be effective at the end of the thirty (30) day period following the date the Executive delivers written notice of his intention to retire to the Company.

ARTICLE 4.

Confidentiality; Non-Compete Provisions

4.01 Confidentiality. During the period of the Executive’s employment hereunder and for a period of three (3) years following a termination, for any reason whatsoever, of the Executive’s employment hereunder, the Executive agrees that he will not, without the written consent of the Board of Directors of the Company, disclose to any person (other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or to a person as required by any order or process of any court or regulatory agency) any material confidential information obtained by the Executive while in the employ of the Company with respect to any management strategies, policies or techniques or with respect to any products, improvements, formulae, designs or styles, processes, customers, methods of distribution, or methods of manufacture of the Company or any of its subsidiaries; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

4.02 Non-Compete. During a period of three (3) years after the date of any termination of the Executive’s employment hereunder, the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which competes with any business conducted by the Company or with any group, division or subsidiary of the Company in any geographic area where such business is being conducted at the time of such termination (any such business, subject to the provisions of Section 4.03 below, being hereinafter referred to as a “Competitive Operation”). Ownership by the Executive of 2% or less of the voting stock of any publicly held Company shall not constitute a violation of this Section 4.02.

4.03 Competitive Operation. For purposes of Section 4.02 hereof: (a) a business shall not be deemed to be a Competitive Operation unless: (i) 10% or more of the consolidated gross sales and operating revenues of the Company is derived from such business; or (ii) 10% or more of the consolidated assets of the Company are devoted to such business; and (b) a business which is conducted by the Company at the time of the Executive’s termination and which subsequently is sold or discontinued by the Company shall not, subsequent to the date of such sale or discontinuance, be deemed to be a Competitive Operation within the meaning of Section 4.02 hereof.

4.04 Non-solicitation of Employees. During a period of three (3) years after the date of any termination of the Executive’s employment hereunder, the Executive will not, solicit or offer to employ any individuals that are employees of the Company or any of its subsidiaries or wholly owned limited liability companies (including any executive officers of the Company) at the time the Executive’s employment is terminated; provided that, the limitation on the right of the Executive to solicit or offer to employ individuals as contained in this Section shall not apply to any such individuals who, either before or after the termination of the Executive’s employment hereunder, have terminated their employment with the Company, its subsidiaries and its wholly owned limited liability companies.

ARTICLE 5.

Death and Disability Benefits

5.01 Death Benefits.

(a) If: (a) the Executive dies during the period of the Executive’s employment hereunder; then (b) the Company shall cause the beneficiary of the Executive (or, if none, the personal representative of the Executive’s estate) to be paid any benefits payable to the beneficiaries of the Executive on account of the Executive’s death as provided for by the terms of: (i) any life insurance policies maintained by the Company for the benefit of the Executive; (ii) the Gibraltar 401(k) Plan; (iii) the Gibraltar 401(k) Restoration Plan; (iv) any equity based incentive compensation awards granted to the Executive in connection with the LTIP; (v) any awards of restricted stock, restricted stock units, options or other equity type awards granted to the Executive under the terms of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan, as the same may be amended from time to time (hereinafter the “Omnibus Plan”) or otherwise granted to the Executive; and (vi) any tax qualified retirement plans maintained by the Company; and (c) the Company shall pay to the beneficiary of the Executive (or if none, the personal representative of the Executive’s estate), in one lump sum payment, an amount equal to the sum of: (i) fifty percent (50%) of the Executive’s Base Salary at the rate in effect on the date of the Executive’s death; and (ii) all bonuses which would have been payable to the Executive under MICP if the Executive’s employment had continued through the end of the fiscal year of the Company in which his death occurs as if the performance of the Company under MICP had been at the target level of performance. Payment by the Company to the beneficiary of the Executive (or, if none, the personal representative of the Executive’s estate) of the amount described in subsection 5.01(c) above shall be made by the Company no later than the end of the ninety (90) day period following the Executive’s death and the Executive’s beneficiary (or, if none, the personal representative of the Executive’s estate) shall not be permitted to designate the taxable year of the Executive in which such payment is made.

(b) Disability Benefits. If: (a) the Executive’s employment is terminated as a result of his suffering of a Total and Permanent Disability; then (b) the Company shall cause the Executive to be paid any benefits payable to the Executive on account of his suffering of a Total and Permanent Disability under the terms of: (i) any disability insurance policies maintained by the Company for the benefit of the Executive; (ii) the Gibraltar 401(k) Plan; (iii) the Gibraltar 401(k) Restoration Plan; (iv) any equity based incentive compensation awards granted to the Executive in connection with the LTIP; (v) any awards of restricted stock, restricted stock units, options or other equity type awards granted to the Executive under the Omnibus Plan or otherwise granted to the Executive; and (vi) any tax qualified retirement plans maintained by the Company; and (c) the Company shall pay to the Executive, in equal monthly installments, for each twelve (12) month period beginning on the first day following the end of the six (6) month period which begins on the date the Executive’s employment is terminated due to a Total and Permanent Disability and for each twelve (12) month period which begins on each anniversary of the date on which such six (6) month period begins (an “Anniversary Date”), for the remainder of the Executive’s life, an amount equal to (i) his annual Base Salary in effect at the rate in effect on the date his employment is terminated as a result of his suffering of a Total and Permanent Disability up to a maximum of $251,078 per year (adjusted as set forth below); minus (ii) the sum of (A) the monthly amounts, if any, payable to the Executive under the terms of any pension, profit sharing or disability benefit plans maintained by the Company and in which the Executive was a participant at the time his employment is terminated due to his suffering of a Total and Permanent Disability; (B) the monthly amount of all social security, retirement or disability benefits payable to the Executive by any agency of the United States Government or the State of New York for each such twelve (12) month period; and (C) the monthly amounts payable to the Executive pursuant to any policies of disability insurance maintained by the Company. On each Anniversary Date, the $251,078 per year limit set forth above shall be adjusted on a cumulative basis for each annual increase in the U.S. Department of Labor Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, New York, 1982-84 = 100 measured between the month prior to the first month in which such compensation payments were made and the month prior to the commencement of each such successive year.

ARTICLE 6.

Severance and Effects of Termination

6.01 Effect of Termination for Cause. In the event the Executive’s employment with the Company is terminated by the Company for Cause (as permitted by Section 3.02 hereof), the Company shall, on the date that the termination of the Executive’s employment becomes effective, pay to the Executive in one lump sum payment, an amount equal to the sum of: (a) any monthly installments of his Base Salary which are accrued and unpaid as of the date the termination of the Executive’s employment becomes effective; and (b) any bonuses accrued for but not yet paid to the Executive for the fiscal year of the Company ending immediately prior to the fiscal year of the Company in which the Executive’s employment is terminated. After the amount required to be paid to the Executive by the preceding sentence has been paid, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation or bonuses and, except as otherwise provided in Section 6.07 and Section 6.08 hereof, no further obligation to pay to or provide the Executive any other benefits. For purposes of this Agreement, monthly installments of the Executive’s Base Salary shall not be deemed to be “accrued” if they are payable at any time after the date on which the termination of the Executive’s employment is effective.

6.02 Effect of Termination Without Cause. In the event that the Executive’s employment is terminated by the Company, without Cause (pursuant to Section 3.03 hereof), at any time on or after the date hereof: (a) the Company shall, on the date that the termination of the Executive’s employment with the Company is effective, pay to the Executive, in one lump sum payment, less applicable withholding taxes, an amount equal to the sum of: (i) any monthly installments of his Base Salary which are accrued and unpaid as of the date the termination of the Executive’s employment becomes effective; and (ii) any bonuses accrued for but not yet paid to the Executive for the fiscal year of the Company ending immediately prior to the fiscal year of the Company in which the Executive’s employment is terminated; and (b) the Company shall, on the earlier of the end of the six (6) month period following the date the termination of the Executive’s employment is effective and the date of the Executive’s death, pay to the Executive (or, in the case of the Executive’s death, to the personal representative of the Executive’s estate), an amount equal to: (i) two and one half (2.5) multiplied by (ii) the sum of (A) the Executive’s Base Salary as in effect on the date his employment is terminated; and (B) all bonuses paid by the Company to the Executive during the twelve (12) month period ending on the date the Executive’s employment is terminated. After the amounts required to be paid to the Executive by the preceding sentence have been paid, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation or bonuses and, except as otherwise provided in Section 6.06, Section 6.07 and Section 6.08 hereof, no further obligation to pay to or to provide the Executive any other benefits.

6.03 Effect of Termination by the Executive.

(a) In the event that the Executive’s employment is terminated by the Executive as permitted by Section 3.04 hereof, and the termination is not deemed to be a “Good Reason Termination” (as defined in Section 3.04 hereof), the Company shall, on the date that the termination of the Executive’s employment with the Company is effective, pay to the Executive, in one lump sum payment, an amount equal to the sum of: (i) any monthly installments of his Base Salary which are accrued and unpaid as of the date of the Executive’s termination; and (ii) any bonuses accrued for but not yet paid to the Executive for the fiscal year of the Company ending immediately prior to the fiscal year of the Company in which the Executive’s employment is terminated. After the amount required to be paid to the Executive by the preceding sentence has been paid, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation or bonuses, and, except as otherwise provided by Section 6.07 and Section 6.08 hereof, no further obligation to pay to or provide the Executive any other benefits.

(b) In the event that the Executive’s employment is terminated by the Executive as permitted by Section 3.04 hereof, and the termination is deemed to be a “Good Reason Termination” (as defined in Section 3.04 hereof): (i) the Company shall, on the date the termination of the Executive’s employment with the Company is effective, pay to the Executive, in one lump sum payment an amount equal to the sum of: (A) any monthly installments of his Base Salary which are accrued and unpaid as of the date the termination of the Executive’s employment is effective; and (B) any bonuses accrued for but not yet paid to the Executive for the fiscal year of the Company ending immediately prior to the fiscal year of the Company in which the Executive’s employment is terminated; and (ii) the Company shall, on the earlier of the end of the six (6) month period following the date the termination of the Executive’s employment is effective and the date of the Executive’s death, pay to the Executive (or, in the case of the Executive’s death, to the personal representative’s death), an amount equal to: (A) two and one half (2.5) multiplied by (B) the sum of (I) the Executive’s Base Salary as in effect on the date his employment is terminated; and (II) all bonuses paid by the Company to the Executive during the twelve (12) month period ending on the date the Executive’s employment is terminated. After the amount required to be paid to the Executive by the preceding sentence has been paid, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation or bonuses and, except as otherwise provided in Section 6.06, Section 6.07 and Section 6.08 hereof, no further obligation to pay to or to provide the Executive any other benefits.

6.04 Effect of Termination Due to Disability. In the event that the Executive’s employment with the Company is terminated as a result of his suffering of a Total and Permanent Disability as described in Section 3.05 hereof, the Company shall, on the date that the termination of the Executive’s employment becomes effective, pay to the Executive, in one lump sum payment, an amount equal to the sum of: (i) any monthly installments of his Base Salary which are accrued and unpaid as of the date the termination of the Executive’s employment as a result of his suffering of a Total and Permanent Disability is effective; (ii) any bonuses accrued for but not yet paid to the Executive for the fiscal year of the Company ending immediately prior to the fiscal year of the Company in which the Executive’s employment has been terminated; and (iii) the amount required to be paid to the Executive pursuant to Section 5.02 above. After the amount required to be paid to the Executive by the preceding sentence has been paid, except as otherwise provided in Section 5.02 above and in Section 6.06, Section 6.07 and Section 6.08 hereof, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation, bonuses or other benefits.

6.05 Effect of Retirement. In the event that the Executive terminates his employment and retires as provided for in Section 3.06 hereof, the Company shall, on the date that the termination of the Executive’s employment by reason of his retirement becomes effective, pay to the Executive, in one lump sum payment, an amount equal to the sum of: (a) any monthly installments of his Base Salary which are accrued and unpaid as of the date the Executive’s retirement becomes effective; and (b) any bonuses accrued for but not yet paid to the Executive for the fiscal year of the Company ending immediately prior to the fiscal year of the Company in which the Executive’s employment is terminated as a result of his retirement. Additionally, a pro rata portion of any bonus related to the fiscal year in which the retirement takes place will be paid to the Executive at the time the amount of the bonus is calculable and approved by the Compensation Committee. After the amounts required to be paid to the Executive by the two preceding sentences have been paid, the Company shall have no further obligation to pay the Executive any additional Base Salary, compensation or bonuses and, except as otherwise provided in Section 6.06, Section 6.07 and Section 6.08 hereof, no further obligation to pay to or provide the Executive any other benefits.

6.06 Continuation of Group Medical Insurance Coverage. In the event that: (a) the Executive’s employment is terminated: (i) by the Company without Cause (pursuant to Section 3.03); (ii) by the Executive for a reason which constitutes a Good Reason Termination (within the meaning of Section 3.04(b)); (iii) as a result of the suffering by the Executive of a Total and Permanent Disability (pursuant to Section 3.05); or (iv) as a result of the retirement of the Executive; then (b) the Company shall take such action as may be necessary to provide that: (i) beginning on the first day immediately following the date on which the Executive’s employment is terminated for any of the reasons specified in subsection 6.06(a) above, the Executive shall be entitled, subject to the following provisions of this Section 6.06, to continue to participate in the group medical insurance plans which are available to exempt salaried employees employed by the Company at the Company’s Buffalo, New York corporate offices for the remainder of the Executive’s life; and (ii) the Executive’s spouse shall be entitled, subject to the following provisions of this Section 6.06, to continue to participate in the group medical insurance plans which are available exempt salaried employees employed by the Company at the Company’s Buffalo, New York corporate offices for the remainder of her life. Notwithstanding the foregoing, the Company shall have no obligation to permit the Executive and his spouse to participate in such group medical insurance plans unless the Executive pays to the Company, on a monthly basis, the employee portion of any costs associated with the maintenance and provision of such benefits by the Company to exempt salaried employees of the Company’s Buffalo, New York corporate offices (or such greater or lesser amount as may, from time to time, be required to be contributed by exempt salaried employees of the Company’s Buffalo, New York corporate offices toward the cost of maintaining and providing such benefits to such employees).

6.07 Obligations Which Survive Termination.

(a) Nothing in this Agreement shall be deemed to limit the Executive’s rights to receive or the obligation of the Company to pay or provide for the Executive and his beneficiaries any retirement or other benefits accrued by the Executive at any time under the terms of any retirement plans maintained by the Company which are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, or otherwise intended to satisfy the requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, notwithstanding anything to the contrary contained in this Agreement, in the event that the Executive’s employment is terminated, for any reason whatsoever, the Company shall continue to be obligated to pay the Executive the full amount accrued for his benefit under the terms of the Gibraltar 401(k) Restoration Plan.

6.08 Amendment of Outstanding Equity Awards.

(a) On April 1, 2005, the Company granted the Executive 150,000 restricted stock units under the terms of the Omnibus Plan as a supplement to the retirement benefits which are available to the Executive under the retirement plans and programs which the Executive is entitled to participate in (such award being hereinafter referred to as the “Retirement RSU Award”). The Company has also granted the Executive an award of restricted stock units in 2011 under the terms of the Omnibus Plan to carry into effect a long term incentive compensation award under the LTIP (such award being hereinafter referred to as the “LTIP Award”). The Company and the Executive intend that the terms of the Retirement RSU Award and the LTIP Award will be amended by this Section 6.08 to provide for issuance to the Executive of shares of common stock of the Company which would not otherwise be issuable to the Executive upon certain terminations of the Executive’s employment. Accordingly, notwithstanding the termination of the Executive’s employment, the Company shall continue to be obligated to issue shares of common stock of the Company to the Executive (or, in the case of the Executive’s death, to the Executive’s beneficiary) under the terms of the Retirement RSU and the Award LTIP Award, in each case, as such awards are amended by the provisions of this Section 6.08.

(b) Notwithstanding anything to the contrary contained in the Omnibus Plan or the Retirement RSU Award, the Company and the Executive hereby agree that the Retirement RSU Award shall, by this Section 6.08(b), be deemed and construed to be amended to the full extent necessary to provide that: (i) if the Executive remains in the employ of the Company until he attains age sixty (60), the Restricted Units (as defined in the Retirement RSU Award) awarded to the Executive under the terms of the Retirement RSU Award shall not be forfeited by the Executive for any reason whatsoever (it being the intent of the Company and the Executive to treat such Restricted Units as fully vested and nonforfeitable on and as of the date the Executive attains age sixty (60)); (ii) the Restrictions (as defined in the Retirement RSU Award) on the Restricted Units awarded to the Executive under the Retirement RSU Award shall lapse on the earlier of: (A) the date of the Executive’s death; (B) the end of the six (6) month period which begins on the first day following the date the Executive terminates his employment under this Agreement under circumstances such that the termination by the Executive constitutes a “Good Reason Termination” within the meaning of Section 3.04(b) hereof; and (C) provided that the Executive has attained at least age sixty (60), the end of the six (6) month period which begins on the first day following the date the Executive’s employment with the Company is terminated, by the Company or by the Executive, for any reason whatsoever, including, but not limited to, a termination by the Company “for cause” (as defined in the Retirement RSU Award) and any termination initiated by the Executive; and (iii) the Executive’s employment with the Company shall only be deemed and construed to have been terminated by the Company “for cause” if the Executive’s employment with the Company is terminated for “Cause” as defined above in Section 3.02 hereof (it being the intent that the “for cause” standard contained in the Retirement RSU Award shall be the same as the “Cause” standard contained in this Agreement). Except as provided by the preceding provisions of this Section 6.08(b), the terms of the Retirement RSU Award shall remain in full force and effect.

(c) Notwithstanding anything to the contrary contained in the Omnibus Plan or in the LTIP Award, the Company and the Executive hereby agree that the LTIP Award shall, by this Section 6.08(c), be deemed and construed to be amended to the full extent necessary to provide that: (i) if the Executive’s employment with the Company is terminated by the Executive under circumstances which constitute a Good Reason Termination within the meaning of Section 3.04(b) hereof, the Restrictions (as defined in the LTIP Award) on the Restricted Units (as defined in the LTIP Award) which have not lapsed as of the date the Executive’s employment is terminated, shall lapse on the earlier of: (A) the date of the Executive’s death; and (ii) the end of the six (6) month period which begins on the first day following the date the Executive’s employment is terminated by the Executive under circumstances which cause such termination to be a Good Reason Termination within the meaning of Section 3.04(b) hereof; and (ii) the Executive’s employment with the Company shall only be deemed and construed to have been terminated by the Company “for cause” if the Executive’s employment with the Company is terminated for “Cause” as defined above in Section 3.02 hereof (it being the intent that the “for cause” standard contained in each of the LTIP Award shall be the same as the “Cause” standard contained in this Agreement). Except as provided by the preceding provisions of this Section 6.08(c), the terms of the LTIP Award shall remain in full force and effect.

ARTICLE 7.

Miscellaneous

7.01 Amendments. This Agreement may not be amended or modified orally, and no provision hereof may be waived, except in a writing signed by the parties hereto.

7.02 Assignment. This Agreement cannot be assigned by either party hereto except with the written consent of the other.

7.03 Prior Agreements. This Agreement shall supersede and replace any and all prior agreements between the Company and the Executive with respect to the subject matter hereof, whether express or implied, and including specifically, the Original Employment Agreement and the Current Employment Agreement. Notwithstanding the foregoing: (a) this Agreement shall not be deemed to supersede, replace, amend or otherwise modify the terms of the Change in Control Agreement made by and between the Executive and the Company on April 7, 2005 which agreement shall remain in full force and effect; and (b) except as otherwise specifically provided by Section 6.08 hereof, this Agreement shall not be deemed to supersede, replace, amend or otherwise modify the terms of the Retirement RSU Award or the LTIP Award. Except as specifically provided herein, nothing contained in this Agreement shall be construed to constitute a waiver by the Executive or his beneficiaries of any rights or claims under any existing pension or retirement plans of the Company.

7.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors in interest of the Executive and any successors in interest of the Company.

7.05 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State except with respect to the internal affairs of the Company and its respective stockholders, which shall be governed by the General Company Law of the State of Delaware.

7.06 Notices. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered if hand-delivered, or if mailed, five (5) business days following the deposit of any such notice in the U.S. mail system, certified mail or registered mail, postage prepaid, addressed to the Executive at the address first above written or if to the Company, at its address first above written. From time to time, any party hereto may designate by written notice any other address or party to which such notice or communication or copies thereof shall be sent.

7.07 Severability of Provisions. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and this Agreement shall be interpreted as if such invalid, illegal or unenforceable provision was not contained herein.

7.08 409A Savings Clause. If and to the extent that any provision of this Agreement would result in the payment or deferral of compensation in a manner which does not comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder, such provisions shall, to the maximum extent possible, be construed and interpreted in a manner which will cause such provisions to be implemented in a manner which complies with the applicable requirements of Section 409A and the regulations promulgated thereunder so as to avoid subjecting the Executive to taxation under Section 409A(a)(i)(A) of the Code.

7.09 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Executive and the Company have caused this Agreement to be executed as of the day and year first above written.

GIBRALTAR INDUSTRIES, INC.

By:	/s/ Paul M. Murray		/s/ Brian J. Lipke
	Name:	Paul M. Murray	Brian J. Lipke
	Title:	Senior Vice President of Human Resources
and Organizational Development